UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2010

NEXAIRA WIRELESS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-53799
(Commission File Number)

20-8748507
(IRS Employer Identification No.)

#1404 – 510 West Hastings Street, Vancouver, BC V6B 1L8
(Address of principal executive offices and Zip Code)

(604) 682-5629
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On December 17, 2010, we closed a private placement of 8,600,000 shares of common stock at a purchase price of $0.10 per share for aggregate proceeds to our company of $860,000. We issued 3,000,000 shares to two non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and 5,600,000 shares to nine U.S. persons pursuant to Rule 506 of Regulation D and/or Section 4(2).

Additionally, 1,400,000 warrants were issued as a placement fee and for ongoing investment banking and other financial advisory services to three U.S. persons pursuant to Rule 506 of Regulation D and/or Section 4(2). The warrants are exercisable at a strike price equal to US$0.28 per share until November 18, 2013.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
10.1	Form of Subscription Agreement (non US Person).
10.2	Form of Subscription Agreement (US Person)
10.3	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXAIRA WIRELESS INC.

By:	“Ralph Proceviat”

Name:	Ralph Proceviat
Title:	Chief Financial Officer
Dated:	December 20, 2010